Exhibit 4.3

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depository Trust Company or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CARLISLE COMPANIES INCORPORATED

$

5.550% Notes Due 2040

No.	CUSIP 142339 AM2

ISIN US142339AM22

Principal Sum: $

Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture under which this Security is issued.

Carlisle Companies Incorporated, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Sum specified above, as may be reduced from time to time pursuant to Schedule A hereto, on September 15, 2040, unless earlier redeemed or repaid as herein provided, and to pay interest, if any, thereon from August 20, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 2026 until the principal hereof is paid or made available for payment at the rate per annum of 5.550%. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the February 28 or August 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Security will be made by transfer of immediately available funds to a bank account in the Borough of Manhattan, the City of New York designated by the holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH HEREIN.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

Dated: August 20, 2025

CARLISLE COMPANIES INCORPORATED

By:
Name: Kevin P. Zdimal
Title: Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of Securities of the Company designated as its “5.550% Notes Due 2040” (herein called the “Securities”), initially limited in aggregate principal amount to $500,000,000 issued and to be issued under an Indenture, dated as of January 15, 1997, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor in interest to State Street Bank and Trust Company, as successor in interest to Fleet National Bank), as Trustee, as it may be amended and supplemented from time to time (the “Indenture”), to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are and are to be, authenticated and delivered.

The Securities shall be redeemable, in whole or in part, at the Company’s option at any time (a “Redemption Date”). At any time prior to June 15, 2040 (the “Par Call Date”), the redemption price will be equal to the greater of (i) 100% of the principal amount of any Securities to be redeemed; or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points less (b) interest accrued on the Redemption Date; plus, in either case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date. At any time on or after the Par Call Date, the Securities will be redeemable in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date in accordance with the Securities and the Indenture. The Company will mail notice by first-class mail of any redemption at least 15 days, but not more than 60 days, before the Redemption Date to each Holder of the Securities to be redeemed. At the Company’s option, a notice of redemption may be conditioned on the satisfaction of one or more conditions. Once the notice is delivered (or, in the event of a notice of conditional redemption, once the conditions set forth therein are satisfied), the Securities called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest thereon to the Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the applicable redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the applicable redemption price of and accrued interest on the Securities to be redeemed on the Redemption Date. If less than all of the Securities are to be redeemed, and the Securities are Global Securities, the Securities to be redeemed will be selected by the Depositary Trust Company (“DTC”), as the Depositary by lot. If the Securities to be redeemed are not Global Securities then held by the DTC, the Securities to be redeemed will be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate will be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and will interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 will be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date for the Securities, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company will select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error. The Trustee will not be responsible for calculating the make-whole redemption price.

Upon the occurrence of a Change of Control Triggering Event (as defined below), the Company shall notify the Trustee, and make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Securities of such series at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company shall, or shall cause the Trustee to, mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating: (1) that the Change of Control Offer is being made pursuant to the terms of this Supplemental Indenture and that all Securities of such series properly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 15 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (3) that any Security of such series not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities of such series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Securities of such series, with the form entitled “Option of Holder to Elect Purchase” attached as Exhibit 1 to the Security completed, purchased pursuant to a Change of Control Offer will be required to surrender such Securities to the Trustee or paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Trustee or paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities of such series delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and (7) that Holders whose Securities of such series are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 thereof. The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities of such series in connection with a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph or the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph or the Indenture by virtue of such conflict. On the Change of Control Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Securities of such series or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Trustee or paying agent an amount equal to the Change of Control Payment in respect of all Securities of such series or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Securities of such series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of such Securities or portions thereof being purchased by the Company. The paying agent shall promptly mail to each Holder of Securities of such series properly tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder, if any; provided, that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph and all other provisions of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities of this series properly tendered and not withdrawn under such Change of Control Offer.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Company’s subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of the Company’s subsidiaries; (2) the adoption of a plan relating to a liquidation or dissolution of the Company; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (as defined below) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Rating Event” means (1) to the extent the Securities were rated with an Investment Grade Rating by either of the Rating Agencies at the commencement of the Relevant Period (as defined below) and the ratings of the Securities are downgraded by either or both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) (the “Relevant Period”) such that the rating of the Securities by each of the Rating Agencies at the end of the Relevant Period is below an Investment Grade Rating, which downgrading is a result of the transactions constituting or occurring simultaneously with the applicable Change of Control (as evidenced by a public statement by the Rating Agency or Rating Agencies that downgraded the Securities) or (2) to the extent the Securities were not rated with an Investment Grade Rating by either of the Rating Agencies at the commencement of the Relevant Period, the Securities continue to be rated at a level below an Investment Grade Rating by each of the Rating Agencies at the end of the Relevant Period.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global, Inc.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

If an Event of Default shall occur with respect to the Securities and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu thereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by a Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

In the event that (i) the Depositary or another depositary in respect of the Securities of this series, as the case may be, notifies the Company that it is unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 60 days of such notice, (ii) the Depositary with respect to such Global Securities so requests following an Event of Default under the Indenture or (iii) the owner of a beneficial interest in the Global Securities requests such exchange in writing delivered through the Depositary or the Company following an Event of Default under the Indenture, then the Holder hereof shall surrender this Global Security to the Trustee for cancellation and whereupon, in accordance with Section 305 of the Indenture, the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and in an aggregate principal amount equal to the principal amount of this Global Security at the time outstanding in exchange for this Global Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not any amount due in respect of this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

The Securities shall be governed by and construed in accordance with the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL SUM

REDUCTIONS Principal Sum outstanding as of August 20, 2025: $

Thereafter, the following decreases have been made:

Date of Redemption or Repurchase	Principal Amount Redeemed or Repurchased	Principal Amount Remaining	Notation Made by or on Behalf of the Trustee

EXHIBIT 1

OPTION OF HOLDER TO ELECT PURCHASE

The undersigned hereby elects optional redemption of Carlisle Companies Incorporated, 5.550% Notes due 2040, No. , CUSIP No. 142339 AM2 (the portion thereof specified below) with the effect provided in said Security by delivering this form of “Option of Holder to Elect Purchase” duly completed by the Holder of said Security to the Trustee at U.S. Bank Trust Company, National Association, Global Corporate Trust Services, 60 Livingston Ave., St. Paul, MN 55107 or such other address of which Carlisle Companies Incorporated shall from time to time notify the Holders of the Securities.

Specify the portion of said Security (which shall be U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof, which may be all or part of the Holder’s interest in said Security) as to which the Holder elects optional redemption:

U.S. $ .

Dated:

Signature:

NOTE: The signature to this notice must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

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